EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hearst-Argyle Television, Inc. on Form S-8 of our report dated July 17, 1998 (November 25, 1998 as to paragraph 3 of Note 1) relating to the financial statements of Pulitzer Broadcasting Company and Subsidiaries, appearing in the Current Report on Form 8-K of Hearst-Argyle Television, Inc. dated December 16, 1998, as amended.


/s/ Deloitte & Touche LLP

St. Louis, Missouri
April 5, 1999



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